Exhibit 99.2
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Withdraws 2020 And Q1 2020 Outlook
Due to Evolving Impact of COVID-19

Bethesda, MD, March 9, 2020 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has withdrawn its 2020 and Q1 2020 Outlook provided on February 20, 2020 due to the large number of recent corporate group cancellations and corporate travel policy restrictions related to concerns about COVID-19 which have led to material declines in net bookings year over year.

The Company’s quarterly and full-year guidance issued on February 20, 2020 specifically did not account for any impact from the COVID-19 outbreak, other than what was known at the time, but increasing travel restrictions, governmental travel advisories and state of emergency declarations across multiple markets in which the Company owns hotels are now expected to significantly adversely impact the Company’s financial results for the first quarter of 2020 and the full year.

“We have seen a considerable rise in corporate group- and convention-related cancellations due to concerns surrounding COVID-19, and therefore, we are unlikely to achieve our first quarter and full-year 2020 outlook,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “These cancellations, which have dramatically escalated in just the last 10 days, are largely for business previously on the books for March, April and May of 2020. We’ve also experienced significant cancellations and material declines in business transient demand, while leisure bookings have also been impacted, but to a lesser extent. This remains a rapidly evolving situation. As a result of the shift in demand, we are thoughtfully modifying our operations and implementing cost reduction plans to mitigate the impact on revenue that we are anticipating and experiencing today. In conjunction with our property operating teams, we are utilizing our unique set of best practices, just as we have successfully done during previous downturns and similar unexpected events. The impact of COVID-19 continues to quickly develop, and, thus, we do not expect to issue new guidance until we have more clarity on travel demand and more predictable overall operating fundamentals and trends.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 54 hotels, totaling approximately 13,400 guest rooms across 15 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include: expectations of the Company’s future economic performance. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of March 9, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
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www.pebblebrookhotels.com